{ FORM ALWAYS REQUIRED }

Principal®

Principal Life Insurance Company
{ATTN: RIS Annuity Services
711 High Street
Des Moines, IA 50392-1770}

{ Principal RILA Annuity } Application

A Single Premium Deferred Individual Annuity

1. Owner(s)

Primary owner: Owner is a/an: ☐ Individual ☐ Trust ☐ Custodian/POA ☐ UTMA/UGMA

Full name (first, middle, last) ____________ Trust date (if applicable) ____________

Street address ____________ City ____________ State ____________ Zip ____________

Email address ____________

Date of birth ____________ ☐ M ☐ F Gender ____________ Social security or Tax ID # ____________ Telephone number ____________

Joint owner: Not applicable for qualified contracts

Full name (first, middle, last) ____________

Date of birth ____________ ☐ M ☐ F Gender ____________ Social security or Tax ID # ____________ Telephone number ____________

2. Annuitant(s)

Primary annuitant: Complete only if different than owner

Full name (first, middle, last) ____________

Street address ____________ City ____________ State ____________ Zip ____________

Date of birth ____________ ☐ M ☐ F Gender ____________ Social security or Tax ID # ____________ Telephone number ____________

Joint annuitant: Not applicable for qualified contracts

Full name (first, middle, last) ____________

Date of birth ____________ ☐ M ☐ F Gender ____________ Social security or Tax ID # ____________ Telephone number ____________

3. Type of contract

Tax status: { ☐ Nonqualified (NQ) ☐ Traditional IRA ☐ IRA transfer ☐ IRA rollover ☐ Roth IRA ☐ Pension trust ☐ SEP IRA ☐ SIMPLE IRA }

{ If qualified, date of the contribution year: ____________ If Roth IRA, date of the first contribution to any Roth IRA: ____________ }

Premium details	Amount	Personal check	NQ transfer	Transfer from IRA	Rollover from eligible qualified plan
Initial premium:	$ ____________	☐	☐	☐	☐
Initial premium:	$ ____________	☐	☐	☐	☐
Initial premium:	$ ____________	☐	☐	☐	☐

Minimum premium {$10,000} nonqualified or {$10,000} qualified

Make checks payable to **Principal Life Insurance Company**

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.

ICC22 AA 4950-1 { Sample }

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This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®. ICC22 AA 4950-1 Page 2 of 5 4. Owner’s beneficiary Must designate at least one primary beneficiary. Primary Contingent or % Print full name Relationship to owner Date of birth Address City State Zip Social security number Email address Phone number or % Print full name Relationship to owner Date of birth Address City State Zip Social security number Email address Phone number or % Print full name Relationship to owner Date of birth Address City State Zip Social security number Email address Phone number or % Print full name Relationship to owner Date of birth Address City State Zip Social security number Email address Phone number or % Print full name Relationship to owner Date of birth Address City State Zip Social security number Email address Phone number or % Print full name Relationship to owner Date of birth Address City State Zip Social security number Email address Phone number Additional designations attached A separate page is attached with additional beneficiary designations. (Note: The date, contract number, and the signature of the owner must appear on all pages included as part of this request.)

5. Premium payment(s)

☐ Check here if multiple Premium Payments will be received by Principal (as a result of a transfer, exchange or rollover) and to authorize Principal to delay issuance of your contract until all Premium Payments are received. We may require a new application for Premium Payments received after [45] days. No interest will accrue on any Premium Payments received before the issue date of your contract.

Total expected amount $ ____________________

Total number of Premium Payments expected ______________

6. Segment allocation

Please select the segment options you would like your purchase payment allocated to by indicating the percentage each segment option should receive. Allocations must be made in whole (1%) increments and total 100%.

Capped Buffer segment options			
Segment term	**Index/Ticker**	**Protection level**	**Allocation**
[1] – year[s]	**[S&P 500 (with Cap)]**	**[10]%**	**%**

Uncapped Buffer segment options			
Segment term	**Index/Ticker**	**Protection level**	**Allocation**
[1] – year[s]	**[S&P 500]**	**[10]%**	**%**
[1] – year[s]	**[Russel 2000]**	**[10]%**	**%**
[1] – year[s]	**[EAFE MSCI]**	**[10]%**	**%**
[2] – year[s]	**[S&P 500]**	**[10]%**	**%**
[6] – year[s]	**[S&P 500]**	**[10]%**	**%**
[6] – year[s]	**[Russel 2000]**	**[10]%**	**%**
[6] – year[s]	**[EAFE MSCI]**	**[10]%**	**%**

Floor segment options			
Segment term	**Index/Ticker**	**Protection level**	**Allocation**
[6] – year[s]	**[S&P 500]**	**[0]%**	**%**
[1] – year[s]	**[S&P 500]**	**[10]%**	**%**
	[S&P 500]	**[15]%**	**%**

Fixed segment options			
Segment term	**Index/Ticker**	**Protection level**	**Allocation**
[1] – year[s]	**[N/A]**	**N/A**	**%**

Total __________ **%**

7. Optional riders

Rate Enhancement Rider (only available with the Buffer segment and Floor segment option[s]) ☐ Yes ☐ No

If neither box is marked, the Rate Enhancement Rider will NOT be added.

Step Up Death Benefit ☐ Yes ☐ No

If neither box is marked, the default will be the standard death benefit under the contract.

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.

ICC22 AA 4950-1

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This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®. ICC22 AA 4950-1 Page 4 of 5 8. Telephone and internet authorization I (We) want telephone services as described in the prospectus. ................................................................ Yes No I (We) want internet transaction services for the sales representative as described in the prospectus. ................................ Yes No internet instructions received from the sales representative will be binding on all contract owners* *The contract owner may elect to perform financial transactions on the internet upon establishing a Personal Identification Number on the Principal Financial Group web site. If these boxes are not checked telephone and internet services are not available. Telephone or internet instructions received from any joint contract owner will be binding on all owners. Note: Authorization for these services can be revoked at any time by providing us written notice. 9. Replacement information to be completed by owner Do you have any pending or inforce life insurance coverage or annuity contracts? ................................................................ Yes No If yes, will this annuity replace or change any pending or inforce life insurance or annuity contracts? ................................ Yes No 10. Replacement information to be completed by Financial Professional Does the applicant have, or are you aware that the applicant has, any pending or inforce life insurance or annuity contracts? ................................................................................................................................ Yes No Do you have any reason to believe this annuity will replace or change any pending or inforce life insurance or annuity contracts? ................................................................................................................................ Yes No 11. Owner’s signature The Annuity for which I am applying is not being purchased for speculation, arbitrage, viatication or any other type of collective investment scheme now or at any time prior to its termination. The Annuity for which I am applying may not be traded on any stock exchange or secondary market. I have read this application and have had the opportunity to read the prospectus. I have been given the opportunity to ask questions regarding this investment and they have been answered to my satisfaction. I understand the following about the contract I am purchasing:  Benefits are based on the performance of the options elected and will decrease or increase with investment experience and are not guaranteed as to dollar amount.  Optional features (“riders”) are available to me. I have reviewed my own circumstances to determine if a rider’s benefit, cost and restrictions are appropriate for me. Refer to the Riders section of the prospectus for details. I agree: (1) I have read this application and all statements and answers as they pertain to me are true and complete to the best of my knowledge and belief. (2) Such statements and answers are the basis for any contract issued, and no information about me will be considered to have been given to Principal® unless it is stated in this application. (3) A Financial Professional does not have authorization to accept risk, or make, void, waive or change any conditions of this application, the contract or any premium receipt. (4) Principal® will have no liability until a contract is issued on this application and delivered to, and accepted by the owner, while each proposed owner and annuitant are alive. Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. Signed at City State Date Contract owner Joint owner X X Owner’s signature Joint owner’s signature Print owner’s name Print joint owner’s name

12. Financial Professional's statement

If required, I have provided the applicant with the appropriate Compensation Disclosure form.

Financial Professional certification for replacement transaction: By my signature, I hereby certify that I have used only the company's approved sales material in connection with this sale and that copies of all sales materials, prospectus and/or illustrations used were left with the applicant. I further certify that this replacement transaction follows the company's written replacement policy.

Financial Professional #1	Financial Professional #2	Financial Professional #3
Financial Professional's signature	Financial Professional's signature	Financial Professional's signature
Print Financial Professional's name	Print Financial Professional's name	Print Financial Professional's name
Principal Financial Professional ID (or detail code)	Principal Financial Professional ID (or detail code)	Principal Financial Professional ID (or detail code)
Selling entity/Bank name	Selling entity/Bank name	Selling entity/Bank name
Phone number	Phone number	Phone number
Email	Email	Email
Selling split %	Selling split %	Selling split %
Servicing split %	Servicing split %	Servicing split %

Commission Options - Refer to your commission schedule or verify with your broker/dealer to confirm that the option you select is available.

{ ☐ Option A ☐ Option B ☐ Option C ☐ Option D }

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of Principal®.

ICC22 AA 4950-1

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